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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Post-Effective Amendments to the Registration Statements on Form S-8 (No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, and No. 333-89176), and the Post-Effective Amendments on Form S-3 (No. 333-102244, No. 333-76432, No. 333-69652, No. 333-33612, No. 333-89257, No. 333-84587, No. 333-81311, No. 333-76395, and No. 333-79753) of Microvision, Inc. of our report dated March 12, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Seattle, Washington March 12, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS